Exhibit 16.1

Grant Thornton

Grant Thornton LLP
666 Third Avenue, 13th Floor
New York, NY 10017-4011
T 212.599.0100
F 212.370.4520
www.GrantThornton.com

May 22 2014

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Park Electrochemical Corp.
File No. 1-4415

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Park Electrochemical Corp. dated May 22, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP